                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Intelligroup, Inc.


         We consent to the incorporation by reference in Intelligroup, Inc.'s (the "Company") Registration Statements (File Nos. 333-11486, 333-31809, 333-56143, 333-67583, 333-73051, 333-94285 and 333-70244) of our reports dated
February 24, 2006, except for Note 15 as to which the date is March 31, 2006, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2005.


/s/ J.H. Cohn LLP

Roseland, New Jersey
March 31, 2006